SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No.  )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                            ACME ELECTRIC CORPORATION

                               DAVID G. ANDERSON

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
    14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
    0-11.
    1) Title of each class of securities to which transaction applies:
       ...................................................................
    2) Aggregate number of securities to which transaction applies:
       ...................................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(*)
       ...................................................................
    4) Proposed maximum aggregate value of transaction:
       ...................................................................

(*) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule Q-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        .............................................
     2) Form, Schedule or Registration Statement No.:
        .............................................
     3) Filing Party:

LETTER TO SHAREHOLDERS


September 18, 1996



Dear Shareholder:

    The Annual Meeting of Shareholders of Acme Electric Corporation will be held at the Buffalo Hilton at 120 Church Street, Buffalo, New York, on Thursday, October 31, 1996, at 9:00 a.m. Beverages and pastries will be served at 8:30 a.m. prior to the Meeting.

    We hope that you can attend the Meeting. However, whether or not you plan to attend, please complete, sign, date and return the accompanying proxy card as soon as possible. It is important that your shares be represented. The enclosed envelope requires no postage when mailed in the United States. If you attend the Meeting, you may revoke your proxy if you wish and vote personally.

    The formal Notice and the Proxy Statement which accompany this letter contain details of the business to be conducted at the Meeting, including the election of directors, approval of the 1996 Directors' Stock Option Plan, and ratification of the reappointment of Price Waterhouse LLP as the Company's independent auditors for 1997. We urge you to read carefully the description of these proposals in the Proxy Statement and to vote for their adoption.

Sincerely,

/s/

Robert J. McKenna
Chairman and CEO

PROXY STATEMENT

                        ACME ELECTRIC CORPORATION (LOGO)
                                 400 QUAKER ROAD
                           EAST AURORA, NEW YORK 14052


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 31, 1996



To the Shareholders of
    ACME ELECTRIC CORPORATION

    The Annual Meeting of Shareholders of Acme Electric Corporation will be held at 9:00 a.m., Thursday, October 31, 1996, at the Buffalo Hilton, 120 Church Street, Buffalo, New York, for the following purposes:

    1.   To elect a board of six directors;
    2.   To approve the 1996 Directors' Stock Option Plan;
    3. To ratify the reappointment of Price Waterhouse LLP as independent auditors of the Company for 1997; and
    4 To transact such other business as may properly come before the Meeting or any adjournment thereof.

    Shareholders of record at the close of business on September 13, 1996, will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

    The Board of Directors has authorized the solicitation of proxies. Unless otherwise directed, the proxies will be voted for the election of the six persons listed in the attached proxy statement to form the Board of Directors of the Company, subject to any changes in the nominees as set forth in the proxy statement; for the approval of the 1996 Directors' Stock Option Plan; for the ratification of the reappointment of independent auditors; and on any other business that may properly come before the Annual Meeting as the named proxies in their best judgment shall decide.


                                     By Order of the Board of Directors
                                           David G. Anderson, Secretary

September 18, 1996




                             YOUR VOTE IS IMPORTANT

    PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD, AND PROMPTLY RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES DIRECTLY IF YOU SO DESIRE.

                        ACME ELECTRIC CORPORATION (LOGO)
                                 400 QUAKER ROAD
                           EAST AURORA, NEW YORK 14052

                                 PROXY STATEMENT

    This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Acme Electric Corporation for use at the Annual Meeting of its shareholders to be held at the Buffalo Hilton, 120 Church Street, Buffalo, New York, at 9:00 a.m. on Thursday, October 31, 1996, and at any adjournment thereof. This proxy statement and form of proxy are being mailed to shareholders beginning on September 18, 1996.
    A shareholder returning the enclosed proxy shall have the power to revoke it in writing at any time before it is voted by notifying Robert J. McKenna, Daniel K. Corwin or David G. Anderson at the offices of the Company at 400 Quaker Road, East Aurora, New York 14052, and any shareholder attending the Meeting may vote in person whether or not he or she has filed a proxy. If not revoked, the proxy will be voted in accordance with its terms.
    Where a shareholder specifies a choice with respect to the propositions set forth in the proxy, his or her shares will be voted in accordance with the instructions given. If no specific instructions are given, his or her shares will be voted FOR the election of the nominees for Director of the Company, FOR approval of the 1996 Directors' Stock Option Plan, and FOR the ratification of the reappointment of Price Waterhouse LLP as independent auditors. The named proxies may vote in their discretion upon such other matters as may properly come before the Meeting. Shares represented at the Meeting by proxy or in person will be counted for the purpose of establishing a quorum. If shares are not represented at the Meeting by proxy or in person, they will not be counted for the purpose of a quorum nor toward the vote required for approval of the proposals. Abstentions and broker non-votes will also be counted towards the quorum, but will not be counted as votes for or against a proposal.
    Proxies will be solicited by mail and may also be solicited by officers and employees of the Company by telephone or telegraph, without additional compensation. The Company will request persons, such as banks, brokers, nominees and fiduciaries, holding stock in their names for others, to forward proxy material to their principals and request authority for the execution of the proxies. The Company will reimburse such persons and entities for their expenses in so doing. The total cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    Shareholders of record at the close of business on September 13, 1996, will be entitled to vote at the Meeting. As of that date, there were outstanding 5,026,072 shares of the common stock. The holders of common stock are entitled to one vote per share.


                               Proposal Number One

                              ELECTION OF DIRECTORS

    The business and affairs of the Company are managed under the direction of the Board of Directors elected by the shareholders. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company rather than day-to-day operating details. Members of the Board of Directors are kept informed of the Company's business by various reports and documents sent to them monthly, as well as by reports presented at meetings of the Board and its committees by officers and employees of the Company and its subsidiaries.
    A Board of six Directors is to be elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The number of directors to be elected at the Annual Meeting has been reduced to reflect the retirement of James W. McLaughlin, who has reached retirement age. Each nominee was selected on the recommendation of the Nominating Committee of the Board. All nominees have expressed a willingness to serve as a Director during the coming year.
    All of the nominees named on the following pages were elected to the Board of Directors at the annual meeting of shareholders held on October 27, 1995. Unless the proxy is otherwise marked, the proxy shall be voted for election of these nominees. Directors shall be elected by a plurality of the votes cast at the Annual Meeting. Broker non-votes will be counted as being represented at the Meeting, but will not otherwise have an effect on the outcome of the vote for the election of directors. Withholding an affirmative vote from a particular nominee will not prevent that person from being elected to the Board of Directors.
    The Management has no reason to believe that any of the nominees will not be available for election as a Director. However, should any nominees become unavailable, the proxy may be voted for such other person or persons as shall be nominated by the Board of Directors following recommendations by the Nominating Committee.
    The following information is presented with respect to the nominees for the office of Director and for all Executive Officers and Directors as a group, as of August 16, 1996.


                       NOMINEES FOR ELECTION AS DIRECTORS

                     Principal Occupation and Business
                      Experience During the Past Five              Common Stock
Nominee            Years and Other Directorships             Beneficially Owned

Robert D. Batting     Vice President & General       Sole Beneficial Ownership:
Age 55                Manager, Brown & Sharpe                          0 Shares
Director Since        Manufacturing Co., a         Shared Beneficial Ownership:
May 1995              manufacturer of industrial                       0 Shares
                      measurement devices, since              Right to Acquire:
                      1995.  Prior thereto,                          250 Shares
                      President, Clearing/Niagara,            Percent of Class:
                      Inc., a manufacturer of                              .005
                      industrial press equipment,
                      since 1991.

Robert T. Brady       Director, Chairman, President  Sole Beneficial Ownership:
Age 55                and Chief Executive Officer,                     0 Shares
Director Since        Moog Inc., manufacturer of   Shared Beneficial Ownership:
1988                  fluid controls for aerospace                   300 Shares
                      and industrial applications,            Right to Acquire:
                      since 1996.  Prior thereto,                  9,250 Shares
                      Director, President and Chief           Percent of Class:
                      Executive Officer, Moog, Inc.                        .189
                      since 1988. Director,
                      Astronics Corporation, First
                      Empire State Corp., Seneca
                      Foods Corp, National Fuel
                      Gas Corp.

Randall L. Clark      Chairman, Dunn Tire            Sole Beneficial Ownership:
Age 53                Corporation, tire                                0 Shares
Director Since        distribution company,        Shared Beneficial Ownership:
May 1995              since 1996.  Principal,                          0 Shares
                      Buffalo Ventures, Inc.,                 Right to Acquire:
                      investment banking company                     250 Shares
                      since 1996.  Prior thereto,             Percent of Class:
                      Executive Vice President                             .005
                      and Chief Operating Officer,
                      Pratt & Lambert United, Inc.,
                      a manufacturer of paints
                      and chemical products, from
                      1992 until 1995.

G. Wayne Hawk         Retired Chairman, Acme         Sole Beneficial Ownership:
Age 68                Electric Corporation, since                 33,038 Shares
Director Since        1994.  Prior thereto,        Shared Beneficial Ownership:
1980                  Chairman, Acme Electric                          0 Shares
                      Corporation, since 1993.                Right to Acquire:
                      Prior thereto, Chairman                          0 Shares
                      and Chief Executive Officer             Percent of Class:
                      since 1992.  Prior thereto                           .658
                      President and Chief
                      Executive Officer since
                      1991. Director, Comptek
                      Research, Inc.

Terry M. Manon        Senior Vice President, Air     Sole Beneficial Ownership:
Age 45                Handling Products, Trane                         0 Shares
Director Since        Company, manufacturer of     Shared Beneficial Ownership:
August 1994           commercial and industrial                        0 Shares
                      air handling systems, since             Right to Acquire:
                      1996.  Prior thereto, Vice                     250 Shares
                      President, Air Handling                 Percent of Class:
                      Systems Division, Trane                              .005
                      Company, since 1987.

Robert J. McKenna     Chairman, President and        Sole Beneficial Ownership:
Age 48                Chief Executive Officer of                   6,556 Shares
Director Since        Acme Electric Corporation,   Shared Beneficial Ownership:
1993                  since 1994.  Prior thereto,                      0 Shares
                      President and Chief                     Right to Acquire:
                      Executive Officer, since                     5,000 Shares
                      1993.  Prior thereto,                   Percent of Class:
                      President and Chief Operating                        .099
                      Officer, since 1992.  Prior
                      thereto, Group Vice President
                      of the Diversified Products
                      Group, Aeroquip Corporation,
                      a manufacturer of plastic and
                      hydraulic products.

All Executive Officers                Sole Beneficial Ownership:  48,450 Shares
and Directors as a                  Shared Beneficial Ownership:   4,802 Shares
Group (11 Persons)                             Right to Acquire:  31,850*Shares
                                               Percent of Class:   1.631

*Includes shares which are exercisable under the 1981 Incentive Stock Option Plan and shares which are exercisable under the 1989 Stock Option Plan.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The Board has appointed from its members Executive, Audit, Compensation and Nominating Committees which have the responsibilities and authority described below.
    The Executive Committee has, during the interval between meetings of the Board of Directors, the authority to exercise all the powers of the Board delegated to it by the Board in the management and direction of the business and affairs of the Company. One meeting of the Executive Committee was held in fiscal year 1996. Members of this Committee are Messrs. Brady, Manon and McKenna.
    The Audit Committee has the responsibility, among other things, to (i) recommend the selection of the Company's independent auditors, (ii) review the adequacy of the audit by the independent auditors, (iii) review the financial statements which are the subject of the independent auditors' certification, and (iv) review the effectiveness of the Company's internal auditing procedures. Members of this Committee are Messrs. Hawk, Manon and McLaughlin. Two meetings of the Audit Committee were held during fiscal year 1996.
    The Compensation Committee has the responsibility, among other things, to
(i) review and make recommendations on the compensation rate for executive officers of the Company, and (ii) review incentive compensation plans and make recommendations as to the adoption of these plans. Members of this Committee are Messrs. Brady, Batting and Clark. Two meetings of the Compensation Committee were held during fiscal year 1996.
    The Nominating Committee has the responsibility, among other things, to (i) study and make recommendations as to the size and composition of the Board,
(ii) make nominations to the Board prior to the Annual Meeting, and (iii) search for potential candidates and make recommendations as to candidates for membership on the Board. Two meetings of the Nominating Committee were held during fiscal year 1996. Members of this Committee are Messrs. Batting, Clark and McKenna. The Nominating Committee will consider nominees for the Board recommended by shareholders. A shareholder wishing to recommend such nominees for election at the 1997 annual meeting of shareholders should submit such recommendation in writing to the Committee at the Company's address on or before June 30, 1997.
    Each non-employee member of the Board of Directors receives payments pursuant to a standard arrangement. Under this arrangement, non-employee directors are entitled to receive a retainer of $5,000 per annum and $525 for each meeting of the Board or a committee of the Board attended. Proposal Number Two sets forth a plan for payments to directors in the form of stock options in lieu of cash payments.
    During fiscal year 1996, the Board of Directors held four meetings. Each Director attended 75% or more of the Board meetings and meetings of the Committees of the Board on which such Director served.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors is made up of only outside directors and oversees the Company's executive compensation programs. After consideration of the Committee's recommendations, the full Board of Directors reviews and approves the salaries of all elected officers. Any directors who are full-time employees are excused from voting on their own compensation. The Committee also oversees the other elements of executive compensation, including annual incentive awards and stock options.

GENERAL PHILOSOPHY

    The philosophy of the Company is that annual compensation should adjust to Company performance, and long-term incentives should align with creating shareholder value. The Committee believes that operating criteria should determine annual cash incentive compensation, and market-based criteria, as measured by the market price of the Company's common stock, are better tied to performance periods longer than a year. Individual compensation should reflect operating unit performance for division executives and Company performance for selected elected officers, with the purpose being to attract and retain qualified executives.

SALARIES

    Salaries are based upon a commercially available study of the durable goods manufacturing sector for companies of a similar size. Salary payments are primarily intended to reward current and past performance based upon job experiences and comparison to peers both inside and outside the Company.

ANNUAL INCENTIVE AWARDS

    Annual incentive awards are designed to motivate and reward the individual for personal contributions to the success of the Company. The Executive Incentive Plan (EIP) rewards selected elected officers based upon return on equity. A minimum threshold based on recognized financial return rates, which incorporate investment risk, must be met before any payments are made. A percentage of pre-tax earnings above the threshold is distributed as a percentage of base salary. The EIP has a maximum allowable payment of 60% of salary.
    The Board of Directors can also make individual awards based on their assessment of contribution to the tactical and strategic goals set by the CEO and approved by them at the beginning of the year.
    The Management Incentive Plan (MIP) rewards key managers and officers based upon their respective division's operating profit, net asset utilization and sales growth. The MIP pays only for improvement over the previous year's actual results and is distributed as a percentage of base salary. The MIP has a maximum allowable payout of 40% of salary.
    Every other non-union employee of the Company participates in an annual incentive plan.

STOCK OPTIONS

    Stock options accomplish the objective of further motivating executives to create shareholder value. Options are reviewed on an annual basis. Options are granted with an exercise price equal to the fair market value of Acme stock on the day preceding the date of grant, creating recipient value only as the stock increases in market price. Options accrue in equal amounts over a four-year period and can be exercised over a ten-year period. An amendment of the 1989 Stock Option Plan was approved at the annual meeting of shareholders held on October 28, 1994, to apply a formula for the award of further options following each year of profitable operation and to increase the number of shares subject to the Plan from 225,000 to 450,000. Options in accordance with the formula were granted as of September 1, 1995.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The Chief Executive Officer's salary was determined by the Committee, in accordance with the above stated philosophy.
    No incentive payments have been made to the CEO since the threshold on beginning shareholder's equity was not attained.
    Stock options to purchase 10,000 shares were granted to the CEO upon joining the Company in 1992 and 10,000 shares were granted on September 1, 1995, in accordance with the 1989 Stock Option Plan.
    The Committee believes that both annual and long-term compensation for the last three years reflects this statement on philosophy.

Submitted by the Compensation Committee:

Robert D. Batting    Robert T. Brady    Randall L. Clark

                                       SUMMARY COMPENSATION TABLE
                                                              LONG TERM COMPENSATION
                               ANNUAL COMPENSATION               AWARDS            PAYOUTS
                              ----------------------------- ---------------------- -------
                                                  Other     Restricted  Securities
                      Fiscal                     Annual(1)     Stock  Underlying(2)  LTIP   All Other(3)
Name and               Year    Salary    Bonus  Compensation   Award(s) Options     Payouts Compensation
Principal Position      End      ($)      ($)        ($)         ($)       (#)        ($)        ($)
________________________________________________________________________________________________________
R.J. McKenna          6/30/96  250,000    ---        ---         ---     10,000       ---        907
  Chairman/           6/30/95  215,000    ---        ---         ---       ---        ---        578
  President/CEO       6/30/94  190,000    ---      36,096        ---       ---        ---        570

D.K. Corwin           6/30/96  142,000    ---        ---         ---      5,000       ---        669
  Sr.V.President/CFO  6/30/95  135,000    ---        ---         ---       ---        ---        538
                      6/30/94  118,000    ---        ---         ---       ---        ---        532

J.E. Gleason          6/30/96  121,700   6,377       ---         ---      5,000       ---        535
  V.President/GM      6/30/95  117,000  19,434       ---         ---       ---        ---        530
  Electronics Div.    6/30/94  110,000    ---        ---         ---       ---        ---        520

M. Anderman           6/30/96  111,301    ---        ---         ---      5,000       ---        534
  V.President/GM      6/30/95  107,000    ---        ---         ---       ---        ---        510
  Aerospace Div.      6/30/94   85,077    ---        ---         ---       ---        ---        410

1.  The amounts reflected in this column are relocation expenses and subsequent increases equal to resulting income tax expense paid during the year.  No individual listed had other annual perquisites with aggregate value exceeding 10 percent of salary, plus bonus.
2.  All grants were incentive stock options granted under the Company's 1989 Stock Option Plan based on fiscal 1995 Company performance.
3.  The amounts reflected in this column are the value of group term-life insurance.  The Company has no defined contribution plans or long-term incentive plans.

                                    OPTION GRANTS IN LAST FISCAL YEAR
                                                                              Potential Realizable
                                                                                Value at Assumed
                                                                        Annual Rates of Stock
                                                                        Price Appreciation for
                               Individual Grants                             Option Term
                --------------------------------------------------      ----------------------
                Number of      % of Total
                Securities      Options
                Underlying     Granted to    Exercises
                 Options       Employees      or Base
                 Granted       in Fiscal       Price     Expiration
   Name          (#)(1,2)         Year       ($/Sh)(3)      Date        5% ($)       10% ($)
________________________________________________________________________________________________________
R.J. McKenna      10,000          19.6%       $11.25     08/31/2005     62,024       152,769

D.K. Corwin        5,000           9.8%       $11.25     08/31/2005     31,012        76,384

J.E. Gleason       5,000           9.8%       $11.25     08/31/2005     31,012        76,384

M. Anderman        5,000           9.8%       $11.25     08/31/2005     31,012        76,384

1.  The Company does not have a stock-appreciation-rights plan.
2.  Options become exercisable over a period of four years following the date of grant, in an amount equal to 25% of the total grant following each such year.
3.  The Company does not reprice stock options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND F/Y-END OPTION VALUES
              Shares Acquired   Value         Number of Unexercised   Value of Unexercised In-the-Money
                on Exercise    Realized      Options at F/Y-End (#)           Options at F/Y-End ($)
    Name            (#)          ($)        Exercisable/Unexercisable    Exercisable/Unexercisable
________________________________________________________________________________________________________
R.J. McKenna       2,500       $6,719                0/12,500                $     0/$0

D.K. Corwin        None         ---              8,000/5,000                 $24,504/$0

J.E. Gleason       None         ---              3,000/5,000                 $ 9,189/$0

M. Anderman        None         ---                  0/5,000                 $     0/$0


1.  Supplemental Requirement Information:

                                  Common Stock Beneficially Owned

   D.K. Corwin                Sole Beneficial Ownership:     0 Shares
                            Shared Beneficial Ownership: 4,502 Shares
                                       Right to Acquire: 9,250 Shares
                                       Percent of Class:  .272

   J.E. Gleason             Sole Beneficial Ownership:   5,988 Shares
                          Shared Beneficial Ownership:       0 Shares
                                     Right to Acquire:   4,250 Shares
                                     Percent of Class:    .202

   M. Anderman              Sole Beneficial Ownership:   1,868 Shares
                          Shared Beneficial Ownership:       0 Shares
                                     Right to Acquire:   1,250 Shares
                                     Percent of Class:    .062

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                      June 91  June 92  June 93  June 94  June 95  June 96
COMPANY               $100.00  $133.33  $226.67  $226.67  $813.33  $203.33
S & P 500 INDEX       $100.00  $113.41  $128.87  $130.68  $164.75  $207.59
PEER GROUP COMPANIES  $100.00  $110.74  $161.32  $161.76  $267.76  $306.66

_______________________________________________________________________________
Assumes $100 invested on July 1, 1991, with dividends reinvested monthly.

(1) Peer group companies include the S & P Electrical Equipment group with General Electric excluded because of its weighted effect; the S & P Electronics (Instrumentation) group; the S & P Electronics (Semiconductor) group and the S & P Electronics (Defense) group.

PEER COMPANIES:   Advanced Micro Devices   Loral Corp.
                  AMP Inc.                 Motorola Inc.
                  E-Systems Inc.*          Nat'l Semiconductor Corp.
                  EG&G Inc.                Perkin-Elmer Corp.
                  Emerson Electric Co.     Raychem Corp.
                  Grainger (W.W.) Inc.     Tektronix Inc.
                  Hewlett-Packard Co.      Texas Instruments Inc.
                  Honeywell Inc.           Thomas & Betts Corp.
                  Intel Corp.              Westinghouse Electric Corp.

           * E-Systems Inc. was acquired by Raytheon 6/19/95 and, therefore, is not included in the calculation of cumulative total returns after June 1994.


                              EMPLOYMENT AGREEMENTS

    Mr. McKenna joined the Company on September 21, 1992, subject to an agreement to provide a severance period of six months at full salary should his employment be terminated, except for good cause. In addition, Messrs McKenna and Corwin are subject to agreements providing for continuation of employment in the event of a change of control for periods of up to three years. Under the agreements, Messrs McKenna and Corwin must preserve confidential Company information and refrain from any activities that may compete with the Company's business. The terms of these agreements are automatically extended unless either party gives timely notice to the other of intent to not extend each such agreement. Under the agreements, Messrs McKenna and Corwin receive a base salary as determined by the Board of Directors plus bonus, which amounts may not be reduced during the term of the agreements.


                        1981 INCENTIVE STOCK OPTION PLAN

    On October 30, 1992, the Board of Directors approved the extension to a ten-year life of all options granted to executive officers, directors and other key employees. No further options may be granted under the Plan.


                             1989 STOCK OPTION PLAN

    The 1989 Stock Option Plan (the "1989 Plan") was approved by the shareholders at the Annual Meeting held on October 27, 1989. The 1989 Plan supplements the 1981 Incentive Stock Option Plan.
    Under the 1989 Plan, certain individuals are granted for a period of up to ten years, beginning with the date of grant, options to purchase specified amounts of the Company's Common Stock for 100% of the full market value of the stock, subject to option, on the day preceding the grant. Individuals covered by the Plan include executive officers, directors and other key employees subject to review by the Board of Directors. The number of shares granted to each individual is also subject to review by the Board of Directors. An amendment to the 1989 Plan was approved at the annual meeting of shareholders held on October 28, 1994, to apply a formula for the award of further options following each year of profitable operation and to increase the number of shares subject to the Plan from 225,000 to 450,000. Options in accordance with the formula were granted as of September 1, 1995.


                                  PENSION PLAN

    Executive officers of the Company, including those named in the Summary Compensation Table, are covered by the Company's Pension Plan for Salaried Employees ("Salaried Plan"). Elected officers of the Company are also covered by the Supplemental Executive Retirement Plan ("Supplemental Plan"). These Plans provide for regular monthly payments to retirees. Normal retirement age under the Plans is 65. The normal monthly retirement benefit under the Salaried Plan is 1.0 percent of base salary for each year of credited service at December 31, 1991, plus 1.5 percent of base salary earned in each year of credited service after December 31, 1991. The Plans also provide for early and disability retirement. The normal monthly retirement benefit is reduced by up to one-half of one percent for each month between the date benefits begin and a participant's normal retirement date in the event of early retirement. The disability retirement benefit is the benefit accrued by a participant to the disability retirement date. Benefits are not subject to any deduction for Social Security or other payments. The cost of the Plans is borne by the Company.
    The table below illustrates the estimated amount of annual pension payments under the Salaried Plan for an employee whose career average annual compensation and years of service are as specified:


    CAREER
 AVERAGE BASE           10 YEARS           20 YEARS            30 YEARS
    SALARY             OF SERVICE          OF SERVICE          OF SERVICE
- -------------          ----------          ----------          ----------
  $ 55,000               $ 6,716            $ 13,432            $ 20,148
    90,000                11,168              22,336              33,504
   140,000                17,528              35,056              52,584
   190,000                23,888              48,200              71,664
   250,000                31,520              63,040              94,560
   300,000                37,880              75,760             113,640


    For the purpose of determining the pension benefits payable under the Salaried Plan, estimated years of credited service as of the end of calendar year 1995 covered by the Plans for officers are as follows: Mr. McKenna, 3 years; Mr. Corwin, 24 years; Mr. Gleason, 28 years; and Mr. Anderman, 8 years.
    The normal monthly retirement benefit under the Supplemental Plan is one-twelfth of the product of two percent of annual base salary at retirement multiplied by years of credited service to a maximum of 30 years, less the benefit payable under the Salaried Plan.
    The table below illustrates the maximum total amount of annual pension payments under both the Salaried Plan and the Supplemental Plan for an employee whose annual base salary at retirement and years of service are specified:

  BASE SALARY           10 YEARS            20 YEARS            30 YEARS
 AT RETIREMENT         OF SERVICE          OF SERVICE          OF SERVICE
 -------------         ----------          ----------          ----------
   $ 55,000              $11,000            $ 22,000            $ 33,000
     90,000               18,000              36,000              54,000
    140,000               28,000              56,000              84,000
    190,000               38,000              76,000             114,000
    250,000               50,000             100,000             150,000
    300,000               60,000             120,000             180,000


    Benefits are presently being paid under the Supplemental Plan. The Company has purchased, and is the beneficiary of, insurance on the lives of participants under the Supplemental Plan. Under the insurance program, if the assumptions made as to mortality experience, policy dividends and other factors are realized, the proceeds of the policies will reimburse the Company for all costs, including benefits, insurance premiums and a factor for the use of the Company's money. It is expected, therefore, that without additional costs to the Company over the life of the Supplemental Plan, the Supplemental Plan will aid the Company in continuing to attract, retain and motivate key employees. Messrs. McKenna and Corwin are eligible to receive benefits under the Supplemental Plan. For the purposes of the above tables, the term "base salary" refers to the column of the Summary Compensation Table on page 8 labeled "Salary."


                      EMPLOYEE SAVINGS AND PROTECTION PLAN

    Employees of the Company are eligible to participate in the Company's Employee Savings and Protection Plan on the first of the month following employment. Under the Plan, participants may contribute up to twelve (12) percent of their gross earnings for investment in cash, stock and mutual investment funds. The Company bears the cost of operating the Plan, but does not make matching contributions. Contributions to the Plan by executive officers are included in the amounts shown as "Salary" in the Summary Compensation Table.
    All directors and officers of the Company filed necessary disclosure reports regarding transactions in the Company's stock during the 1996 fiscal year.


                               Proposal Number Two

                APPROVAL OF THE 1996 DIRECTORS' STOCK OPTION PLAN

GENERAL

    The 1996 Directors' Stock Option Plan (the "Plan") was adopted on April 29, 1996, by the Company's Board of Directors, subject to approval by the Company's shareholders on October 31, 1996. The effective date of the Plan is June 15, 1996. While Exhibit A attached to the proxy statement sets forth the entire Plan, the principal features of the Plan are as follows.

PURPOSE

    The purpose of the Plan is to facilitate ownership in the Company by nonemployee directors of the Company by providing them with a convenient means to purchase common stock of the Company ("Common Stock") and, thereby, to share in its progress and success. Currently, five directors will be eligible to participate in the Plan.

ADMINISTRATION OF THE PLAN

    The Plan is administered by the Compensation Committee (the "Committee"), appointed by the Company's Board of Directors from among its members to serve at its pleasure. The Committee shall be authorized to interpret the Plan and the options granted under the Plan ("Option" or "Options") and to make any determinations its believes necessary or advisable for the administration of the Plan. Any decision of the Committee in the administration of the Plan shall be in its sole discretion and conclusive.

GRANT AND TERMS OF OPTIONS

    The grant of Options under the Plan shall be automatic on the first day of each quarter of a calendar year to each eligible director in lieu of Director Fees attributable to service as a director during such quarter. A total of 50,000 shares of Common Stock will be available for grant under the Plan.
    The Purchase Price of each share of Common Stock subject to an Option is equal to 30% of the Fair Market Value (determined as provided in the Plan) of a share of Common Stock on the date the Option is granted. The number of shares of Common Stock subject to the Option will be equal to the Director Fees for the preceding quarter, divided by 70% of the Fair Market Value of a share of Common Stock on the date the Option is granted. The discount amount for the number of shares granted replaces the value of the cash Director Fees that would otherwise be due. The market value of the Common Stock on August 16, 1996, was $8.0625 per share. Each eligible director will accrue Director Fees of $2,500 each quarter for credit toward the grant of Options under the Plan.
    An Option becomes exercisable in full six months after the date of grant, and, to the extent not previously exercised, will expire ten years after the date of grant or, in some cases, earlier pursuant to provisions in the Plan relating to a director's termination of service.
    Each Option shall be evidenced by a written Option Agreement executed by the Company and the director. Stock must be paid for in full in cash when purchased upon the exercise of Options. Upon exercise, the optionee will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the Common Stock over the Purchase Price and the Company will be entitled to a deduction in the same amount.
    Options are not transferable other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code").

TERMINATION AND AMENDMENT

    Unless terminated earlier by the Board of Directors, the Plan will terminate on December 31, 2006. The Company's Board of Directors may at any time amend the Plan, provided that, without the approval of the stockholders of the Company, the Board of Directors may not (i) materially increase the benefits to participants under the Plan, (ii) except as provided in the following section, increase the number of shares which may be issued under the Plan, and (iii) materially modify the requirements as to eligibility for participation in the Plan. No termination, suspension, or amendment of the Plan can, without the holder's consent, adversely affect his or her rights under any Option previously granted.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION OR OTHER EVENTS

    The Committee shall make any adjustments deemed necessary or appropriate to prevent dilution or enlargement of Option rights in the case of any changes in the Common Stock resulting from stock dividends, stock splits, reverse splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, or liquidations.

NO RIGHT TO CONTINUED DIRECTORSHIP

    Nothing in the Plan or in any Option granted pursuant to the Plan shall confer upon any director the right to continue as a director of the Company.


       VOTE REQUIRED FOR APPROVAL OF THE 1996 DIRECTORS' STOCK OPTION PLAN

    The approval of the Plan will require the affirmative vote of the holders of a majority of the outstanding shares of common stock. If approved by the shareholders, the Plan will become effective as of January 1, 1997.
    THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR APPROVAL OF THE 1996 DIRECTORS' STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.


                              Proposal Number Three

                      REAPPOINTMENT OF INDEPENDENT AUDITORS

    Subject to shareholder approval, the Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Price Waterhouse LLP as independent auditors to examine the Company's financial statements for its fiscal year ending June 30, 1997. Price Waterhouse LLP and its predecessors have served as the Company's independent auditors for many years.
    As in prior years, a representative of Price Waterhouse LLP will be present at the Meeting with the opportunity to make a statement and respond to questions.

                       VOTE REQUIRED TO RATIFY APPOINTMENT

    Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares present in person or by proxy and voting at the Meeting. If the shareholders should not ratify the appointment of Price Waterhouse LLP, the Board of Directors will reconsider the appointment.
    THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1997 FISCAL YEAR. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.





                          PROPOSALS BY SECURITY HOLDERS

    Any proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company by May 21, 1997, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting.

COST OF SOLICITATION

    The Corporation will pay the expenses of soliciting proxies for the Meeting. Solicitations of proxies may be made by personal calls upon, or telephone or telegraphic communications with, shareholders or their representatives by directors, officers and employees of the Corporation, none of whom will be compensated specially for these services.

                                  OTHER MATTERS

    The Board of Directors and Management do not know of any other matters that may properly come before the Meeting. If any other business is properly presented at the Meeting for action, the persons named in the proxy will vote thereon according to their best judgment of such matters.
    Shareholders are urged to forward their proxies without delay. A prompt response will be greatly appreciated.


East Aurora, New York                     By Order of the Board of Directors
September 18, 1996                              David G. Anderson, Secretary

                                   EXHIBIT A


                            ACME ELECTRIC CORPORATION
                        1996 DIRECTORS' STOCK OPTION PLAN


1.  PURPOSE

    The purposes of the Acme Electric Corporation 1996 Directors' Stock Option Plan ("Plan") are to facilitate ownership of the common stock of Acme Electric Corporation (the "Company") by directors of the Company who are not employees of the Company by providing them with a convenient means to purchase such stock, and, thereby, to share in its progress and success.

2.  DEFINITIONS

    As used in the Plan:

    "Annual Retainer Fees" means the amount that a director is entitled to receive for serving as a director during a one-year period, beginning on a given January 1.

    "Committee" means the Compensation Committee of the Board of Directors of the Company or such other committee of the Board that the Board has appointed to administer the Plan.

    "Common Stock" means the common stock, $1.00 par value, of the Company.

    "Fair Market Value" on any date means the average of the high and low sales prices of a share of Common Stock on the New York Stock Exchange for the most recent trading day prior to the date of determination as published in THE WALL STREET JOURNAL, or in any other publication selected by the Committee; provided, however, that if shares of Common Stock shall not have been publicly traded during the ten days immediately preceding such date, then the Fair Market Value of a share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate.

    "Option" means an option granted pursuant to the Plan to purchase shares of Common Stock. Options granted pursuant to the Plan shall not be incentive stock options as defined in section 422 of the Internal Revenue Code of 1986, as amended ("Code").

    "Purchase Price" has the meaning given in Section 6(a) hereof.

3.  ADMINISTRATION

    The grant of Options under this Plan shall be automatic. The Committee shall administer the Plan. The Committee shall be authorized to interpret the Plan and the Options granted under the Plan and to make any determinations it believes necessary or advisable for the administration of the Plan. Any decision of the Committee in the administration of the Plan shall be in its sole discretion and conclusive. The Committee may act only by a majority of its members in office, except that the members of the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

4.  SHARES AVAILABLE

    A total of 50,000 shares of Common Stock of the Company shall be available for grant under the Plan. Upon the expiration or termination in whole or part of any unexercised Option, the shares of Common Stock subject to such Option shall again be available for grant under the Plan.

5.  GRANT OF OPTIONS

    a.  DETERMINATION OF NUMBER OF SHARES

    An Option shall be granted automatically on the first day of each quarter of a calendar year to each nonemployee director in lieu of cash payments of Director Fees attributable to service as a director during such quarter. The number of shares of Common Stock subject to such an Option shall be equal to the nearest number of whole shares determined according to the following formula:

        Number     Quarterly Amount of Annual Director Fees
                   ----------------------------------------
        of Shares =            70% of Fair Market Value

    For the purposes of this formula, the Fair Market Value of a share of Common Stock shall be determined as of the date of the grant of the Option. The quarterly amount of a director's Annual Director Fees shall be the amount of the Annual Director Fees payable for the Calendar quarter beginning on the date of the grant.

    b.  LIMITATIONS

    The following limitations shall apply to the grant of Options pursuant to this Section 5:

    (i) No options shall be granted pursuant to this Section 5 before January 1, 1997.

    (ii) If, on any date on which Options are to be granted to a director pursuant to this Section 5, there is an insufficient number of shares of Common Stock available pursuant to Section 4 for the grant of Options as provided in this Section 5, then the number of shares subject to each Option granted pursuant to this Section 5 on such date shall equal the number of shares that otherwise would be subject to such Option, except for this limitation, multiplied by a fraction, the numerator of which shall be the total number of shares then available pursuant to Section 4 for the grant of Options under this Plan and the denominator of which shall be the aggregate number of shares that otherwise would be subject to Options granted pursuant to this Section 5 on such date, such product to be rounded down to the nearest whole number. To the extent this Section 5(b)(ii) limits the number of shares of Common Stock subject to an Option granted to a director under this Section 5 on any given date, the balance of Annual Director Fees due to any director shall be paid in cash.

    (iii) No Options shall be granted pursuant to this Section 5 after December 31, 2006.

6.  TERMS OF OPTIONS

    Each Option granted under the Plan shall be evidenced by a written agreement in the form attached as Appendix A to the Plan executed on behalf of the Company and by the holder of the Option, which includes the following terms and conditions:

    a. The Purchase Price of each share of Common Stock subject to an Option shall equal 30% of the Fair Market Value of a share of Common Stock on the date the Option is granted, rounded to the nearest whole cent.

    b. An Option shall be exercisable in full six months after the grant of the Option. To the extent not already exercised, an Option shall expire on the day before the tenth anniversary of the date of the grant of the Option or at the close of business of any of the following dates, whichever is earlier:

    (i) if the director's service as a director terminates because the director does not stand for election after reaching age 70, the fifth anniversary of the director's termination date or, if the director dies before the fifth anniver-sary of this termination date, then the first anniversary of the director's death, or (ii) if the director's service as a director terminates by reason of the director's disability or death, the first anniversary of the director's termination date for disability or death; or

    (iii) if the director's service as a director terminates for any other reason, the date that is three months after the termination date of the direc-tor's service as a director of the Company.

    c. An option shall require that the optionee represent at the time of each exercise of the Option that the shares purchased are being acquired for invest-ment and not with a view to distribution.

    d. The Purchase Price of the shares with respect to which an Option is exercised shall be payable in full and in cash on the date the Option is exercised.

    e. An Option shall not be assignable or transferable by the optionee, except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended.

7.  ADJUSTMENT OF SHARES AVAILABLE

    If there is any change in the number of outstanding shares of Common Stock of the Company through the declaration of stock dividends or through stock splits, then the number of shares available for Options and of shares subject to any Option and the Purchase Prices of any shares subject to any Option shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock of the Company through any merger, consolidation, reorganization, recapitalization, or any other change in the capital accounts of the Company, then the number of shares available for Options and of shares subject to any Option and the Purchase Price of any share subject to any Option shall be appropriately adjusted by the Committee, except to the extent that the Committee takes other action pursuant to the following paragraph.

    Notwithstanding the provision of any other Section of this Plan, if the Company merges or consolidates with any other entity and is not the surviving corporation in such merger or consolidation, or if the Company sells all or substantially all of its assets, or if the ownership of more than 35 percent of the outstanding shares of Common Stock changes as the result of a concerted action by one or more persons or corporations or if an attempt is so made to effect such a change of ownership, or if action is taken authorizing the liquidation or dissolution of the Company (each such event shall be referred to in this paragraph as a "Corporate Change"), then the Committee in its sole dis-cretion may (i) provide for the purchase of each Option then outstanding for an amount of cash equal to the excess of the Fair Market Value of the shares subject to such Option (which in the event of a change in the ownership of more than 35 percent of the outstanding shares of Common Stock shall not be less than the amount of cash and the fair market value of other consideration tendered for such outstanding shares) over the aggregate Purchase Price of the shares subject to the Option, (ii) make such adjustments to Options then out-standing as the Committee finds necessary or appropriate to prevent dilution or enlargement of the Option rights, or (iii) cause any surviving entity in such Corporate Change to assume Options then outstanding or substitute new options for equity interests in such surviving entity of equal value for such outstanding Options.

8.  EFFECTIVE DATE

    This Plan is adopted subject to the approval of the Plan by the shareholders of the Company pursuant to a proxy solicitation under Regulation 14A promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. No Option granted under the Plan may be exercised before receipt of such approval.

    Upon receipt of such approval, the Plan will become effective as of the date the Plan was adopted by the Board of Directors, and Options will be granted under the Plan beginning January 1, 1997.

9.  AMENDMENT

    The Board of Directors of the Company may amend the Plan in any respect; provided, however, that without the approval of the shareholders of the Company the Board may not: (i) materially increase the benefits to participants under the Plan; (ii) except as provided in Section 7, increase the number of shares which may be issued under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan; provided, however, that the Board of Directors may amend the Plan without further shareholder approval to provide for the grant of options that are transferable, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for such family members, and, in the event of such amendment, to amend outstanding options to provide for such transferability. No amendment of the Plan shall adversely affect any right of any holder of an Option already granted without such optionee's written consent.

10. TERMINATION OF PLAN

    The Board of Directors may terminate the Plan at any time with respect to any shares of Common Stock that are not then subject to Options. Unless terminated earlier by the Board of Directors, the Plan shall terminate on December 31, 2006.

11. NO RIGHT TO CONTINUED DIRECTORSHIP

    Nothing in the Plan, or in any Option granted pursuant to the Plan, shall confer upon any director the right to continue as a director of the Company.

12. RIGHTS AS SHAREHOLDER

    No person shall have the rights of a shareholder with respect to shares of Common Stock subject to an Option until the date of issuance, if any, of a stock certificate pursuant to the exercise of an Option in accordance with the Plan.

13. REGULATORY APPROVALS AND LISTING

    The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon the exercise of an Option prior to (a) the obtaining of any approval from any government agency that the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing of any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or other qualifica-tion of such shares under any state or Federal law or rulings or regulations of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

14. CONSTRUCTION

    The Plan shall be construed in accordance with the laws of the State of New York.

15. SATISFACTION OF TAX LIABILITIES

    Notwithstanding any other provision of this Plan, the Company shall not be required to issue any certificate for shares of Common Stock upon the exercise of an Option unless any Federal, state, or local tax withholding obligation incurred by the Company in connection with the exercise of the Option has been provided for by the optionee through the delivery of a sufficient amount of cash to the Company, or, with the consent of the Committee, through the reten-tion of shares of Common Stock, otherwise issuable upon the exercise of the Option or the delivery of Common Stock to the Company by the optionee, under such terms as the Committee finds appropriate.

PROXY CARD

(LOGO)
                                      PROXY
This Proxy Solicited By
The Board of Directors

    The undersigned hereby appoints ROBERT J. McKENNA, DANIEL K. CORWIN AND DAVID G. ANDERSON, and each of them, the proxies of the undersigned with full power of substitution, to vote all shares of stock which the undersigned may be entitled to vote at the Annual Meeting of the Shareholders of ACME ELECTRIC CORPORATION to be held Thursday, October 31, 1996, at 9:00 a.m. at the Buffalo Hilton, 120 Church Street, Buffalo, New York, and at any adjournment thereof, for the following purposes:
(1)  To elect a board of six directors;
     FOR all nominees listed below (except as marked to the contrary below)  / /
     WITHHOLD authority to vote for all nominees listed below                / /
     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

     Robert D. Batting     Robert T. Brady      Randall L. Clark
     G. Wayne Hawk         Terry M. Manon       Robert J. McKenna
(2)  To approve the 1996 Directors' Stock Option Plan;
(3)  To ratify the reappointment of
     Price Waterhouse LLP as independent     FOR / /   AGAINST / /  ABSTAIN / /
     auditors of the Company; and
(4) To transact such other business as may properly come before the meeting, or any adjournment thereof, hereby giving to each of my said proxies, power, authority and discretion to act as fully as I might do if personally present.

The named proxies, or any of them, shall have and may exercise all powers hereunder.
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE 1996 DIRECTORS' STOCK OPTION PLAN, AND FOR RATIFICATION OF THE REAPPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.
                   (PLEASE DATE AND SIGN ON THE REVERSE SIDE)


                           (Continued From Other Side)

    Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporation official, please give full title. Each joint owner must sign proxy.

                                     Signature _________________________________

                                     Signature _________________________________

                                     Dated______________________________________